EXHIBIT 23.1


                         INDEPENDENT AUDITOR'S CONSENT

     We consent to use in this Form SB-2, Registration Statement of Sales OnLine Direct, Inc. of our report dated April 2, 2000 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts
February 6, 2001